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                                                                     EXHIBIT 5

                           Drinker Biddle & Reath LLP
                                One Logan Square
                              18th & Cherry Streets
                             Philadelphia, PA 19103



June 2, 2000


Pegasus Communications Corporation
c/o  Pegasus Communications Management Company
225 City Line Avenue
Suite 200
Bala Cynwyd,  PA 19004


Re:      Pegasus Communications Corporation
         Securities and Exchange Commission
         Post-Effective Amendment to
         Registration Statement on Form S-8

Ladies and Gentlemen:

              We have acted as counsel to Pegasus Communications Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") relating to 410,000 shares of Class A Common Stock of the Company, par value $0.01 per share (the "Shares"), issuable pursuant to the Pegasus Communications Savings Plan, as amended, and the Pegasus Communications Puerto Rico Savings Plan (collectively, the "Plans").

              In this capacity, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation, its By-laws, resolutions of its Board of Directors, the Plans, and such other documents and corporate records as we have deemed appropriate for the purpose of giving this opinion.

              Based upon the foregoing and consideration of such questions of law as we have deemed relevant, we are of the opinion that the issuance of the Shares by the Company pursuant to the Plans has been duly authorized by the necessary corporate action on the part of the Company and such Shares, upon payment therefore, if applicable, in accordance with the terms of the Plans will be validly issued, fully paid and nonassessable by the Company.

                  The opinions expressed herein are limited to the federal law of the United States and the Delaware General Corporation Law.


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              We consent to the use of this opinion as an exhibit to the
Registration Statement. This does not constitute a consent under Section 7 of the Securities Act of 1933, as amended, because we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission.

                                             Very truly yours,


                                             /s/ Drinker Biddle & Reath LLP
                                             -----------------------------------
                                             DRINKER BIDDLE & REATH LLP